Exhibit 10.4

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This Non-Competition and Non-Solicitation Agreement (this “Agreement”) is being executed and delivered as of May 22, 2017 by Dr. Raj Nihalani (“Stockholder”) in favor and for the benefit of EnteroMedics Inc., Inc., a Delaware corporation (“Parent”). All capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, Parent, Acorn Subsidiary Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), Acorn Subsidiary Holdings LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (“Sub LLC”), BarioSurg, Inc., a Delaware corporation (the “Company”), and the stockholder representative named therein (the “Stockholder Representative”), have entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which (i) Merger Sub shall merge with and into the Company (the “Merger”) and the Company shall become a wholly-owned subsidiary of Parent, and (ii) following the effectiveness of the Merger and as part of an integrated plan with the Merger, the Company shall merge with and into Sub LLC, with Sub LLC thereafter surviving as a wholly-owned subsidiary of Parent (“Surviving Corporation”);

WHEREAS, Stockholder has a substantial interest in the Company as the holder of a significant number of shares of the Company’s capital stock and, as a result of the Merger, Stockholder shall receive significant consideration in connection with the Merger;

WHEREAS, Parent and Stockholder mutually desire that the entire goodwill of the Company be transferred to Parent as part of the Merger and acknowledge that Parent’s failure to receive the entire goodwill contemplated by the Merger would have the effect of reducing the value of the Company to Parent; and

WHEREAS, as a condition and mutual inducement to the Merger, and to preserve the value and goodwill of the business being acquired by Parent after the Merger and to protect the trade secrets of the Company acquired by Parent, the Merger Agreement contemplates, among other things, that Stockholder shall enter into this Agreement and that this Agreement shall become effective at the Effective Time.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises made herein, Parent and Stockholder hereby agree as follows:

1.                                      Effective Time.  This Agreement shall be effective as of the Effective Time.  This Agreement shall be null and void if the Merger is not consummated.

2.                                      Non-Competition.  During the period commencing on the Closing Date and ending on the third anniversary of the Closing Date (the “Non-Competition Period”), Stockholder shall not (other than in connection with any employment services to Parent, Surviving Corporation or any subsidiary thereof or their respective successors or assigns), without the prior written consent of Parent, directly or indirectly:

(a)                                 engage, anywhere in the Restricted Territory (as defined below), in any business activities (including without limitation research and development) that are directly related to bariatric surgery medical devices (a “Competing Business”);

(b)                                 be or become an officer, director, affiliate, salesperson, partner, trustee, promoter, technician, engineer, analyst, employee, agent, representative, supplier, contractor, consultant, advisor or manager of or to, or otherwise participate in or facilitate the financing, operation, management or control of, any firm, partnership, corporation, person, entity or business that engages or participates in a Competing Business in the Restricted Territory; or

(c)                                  contact, solicit or communicate with Surviving Corporation’s customers in connection with a Competing Business;

provided, however, that nothing in this Agreement shall prevent or restrict Stockholder from any of the following: (i) owning as a passive investment less than 5% of the outstanding shares of the capital stock of a corporation (whether public or private) that is engaged in a Competing Business and Stockholder is not otherwise associated with such corporation or (ii) any activity consented to in writing by Parent.

“Restricted Territory” means each and every country, province, state, city, or other political subdivision of the world in which the Company’s products or services previously have been or are as of the Closing Date marketed or sold, whether to dealers, distributors or ultimate end-users.

3.              Non-Solicitation.  Stockholder further agrees that Stockholder shall not during the period commencing on the Closing Date and ending on the third anniversary of the Closing Date (the “Non-Solicitation Period”), without the prior written consent of Parent:

(a)                                 Personally, or through others, solicit or attempt to solicit (on Stockholder’s own behalf or on behalf of any other Person) any employee of Surviving Corporation, or any subsidiary of Surviving Corporation, or their respective successors or assigns, to leave his or her employment with Surviving Corporation, or any subsidiary of Surviving Corporation or any of their respective successors or assigns;

(b)         Personally, or through others, induce, attempt to induce, solicit or attempt to solicit (on Stockholder’s own behalf or on behalf of any other Person), any employee of Surviving Corporation, or any subsidiary of Surviving Corporation, or their respective successors or assigns, to engage in any activity in which Stockholder would, under the provisions of Section 2 hereof, be prohibited from engaging.

Notwithstanding the foregoing, for purposes of this Agreement, the following not be deemed to be a breach of this Section 3: (i) placement of general advertisements that may be targeted to a particular geographic or technical area but that are not specifically targeted toward employees of Surviving Corporation or Parent, or any subsidiary of Surviving Corporation or Parent, or their respective successors or assigns or (ii) solicitation or hiring any employee whose employment with the Surviving Corporation or Parent, or any subsidiary of the Surviving Corporation or Parent, or their respective successors or assigns has been terminated by the Surviving Corporation or parent prior to the commencement of any such solicitation or employment discussions between Stockholder and such employee.

4.                                      Severability of Covenants.  The covenants contained in Section 2 hereof shall be construed as a series of separate covenants, one for each country, province, state, city or other political subdivision of the Restricted Territory.  Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Section 2 hereof.  If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then Parent, Surviving Corporation and Stockholder agree that such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced.  In the event that the provisions of Section 2 or Section 3 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then Parent, Surviving Corporation and Stockholder agree that such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable law.

5.                                      Independence of Obligations.  The covenants and obligations of Stockholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Stockholder, on the one hand, and Parent, Surviving Corporation or any subsidiary of Parent or Surviving Corporation, on the other.

6.                                      Stockholder Acknowledgement.  Stockholder acknowledges that (i) Stockholder has a substantial interest in the Company, is an officer, significant Stockholder, and key employee; (ii) the goodwill associated with the existing business and assets of the Company prior to the Merger is an integral component of the value of the Company to Parent and is reflected in the consideration payable to Stockholder in connection with the Merger, and (iii) Stockholder’s agreement as set forth herein is necessary to preserve the value of the Company for Parent following the Merger.  Stockholder also acknowledges that the limitations of time, geography and scope of activity agreed to in this Agreement are reasonable because, among other things: (A) the Company and Parent are engaged in a highly competitive industry, (B) Stockholder has had unique access to the trade secrets and know-how of the Company, including, without limitation, the plans and strategy (and, in particular, the competitive strategy) of the Company, and (C) Stockholder believes that this Agreement provides no more protection than is reasonably necessary to protect Parent’s legitimate interest in the goodwill, trade secrets and confidential information of the Company.

7.                                      Injunctive Relief.  The remedy at law for any breach of this Agreement is and will be inadequate, and in the event of a breach or threatened breach by Stockholder of this Agreement, Parent shall be entitled to an injunction restraining Stockholder from breaching or otherwise violating any provision of this Agreement.  Nothing herein contained shall be construed as prohibiting Parent from pursuing any other remedies available to it for such breach or threatened breach, including, without limitation, the recovery of damages from Stockholder.

8.                                      Non-Exclusivity.  The rights and remedies of Parent hereunder are not exclusive of or limited by any other rights or remedies that Parent hereunder may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).  Without limiting the generality of the foregoing, the rights and remedies of Parent hereunder, and the obligations and liabilities of Stockholder hereunder, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, misappropriation of trade secrets and the like.  This Agreement does not limit Stockholder’s obligations or the rights of Parent (or any affiliate of Parent) under the terms of any other agreement between Stockholder and Parent or any affiliate of Parent.

9.                                      Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) or e-mail to the parties at the following addresses (or at such other address for a party as shall be specified by like notice or, if specifically provided for elsewhere in this Agreement, by email); provided, however, that notices sent by mail will not be deemed given until received:

(a)                                 if to Parent or Sub, to:

EnteroMedics Inc.

2800 Patton Road

St. Paul, MN 55113

Attention: Dan W. Gladney, President and Chief Executive Officer

Facsimile No.: (651) 634-3212

Email: dwgladney@enteromedics.com

with a copy (which shall not constitute notice) to:

Fox Rothschild LLP
                                                222 South Ninth Street, Suite 2000
                                                Minneapolis, MN 55402
                                                Attention:  Bruce A. Machmeier and Brett R. Hanson
                                                Facsimile No.: (612) 607-7100

Email: bmachmeier@foxrothschild.com
                                                bhanson@foxrothschild.com

(b)                                 if to Stockholder, to the address for notice set forth on Stockholder’s signature page hereto, with a copy (which shall not constitute notice) to:

Stradling Yocca Carlson & Rauth, P.C.

660 Newport Center Drive, Suite 1600

Newport Beach, CA 92660

Attention: Marc G. Alcser

Facsimile No.: (949) 823-5136

Email: malcser@sycr.com

10.                               Severability.  If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction and (c) such invalidity of enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement.

11.                               Governing Law.  This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

12.                               Attorneys’ Fees.  Should any litigation, arbitration or other proceeding be commenced between the parties concerning this Agreement (including, without limitation, the enforcement hereof and the rights and duties of the parties hereunder), the party prevailing shall be entitled, in addition to such other relief as may be granted, such party’s attorneys’ fees and expenses in connection with such litigation, arbitration or other proceeding.

13.                               Waiver.  No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.  No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the waiving party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

14.                               Captions.  The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

15.                               Entire Agreement.  This Agreement, and the other agreements referred to herein, set forth the entire understanding of Stockholder and Parent relating to the subject matter hereof and supersedes all prior agreements and understandings between any of such parties relating to the subject matter hereof.  Stockholder understands and agrees that he has had an opportunity to seek his own counsel in his review of this Agreement.

16.                               Amendments.  This Agreement may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Stockholder.

17.                               Assignment.  This Agreement and all obligations hereunder are personal to Stockholder and may not be transferred or assigned by Stockholder at any time.  Parent may assign its rights under this Agreement to any entity in connection with any merger or sale or transfer of all or substantially all of Parent’s assets.

18.                               Binding Nature.  Subject to Section 17, this Agreement will be binding upon Stockholder and Stockholder’s representatives, executors, administrators, estate, heirs, successors and assigns, and will inure to the benefit of Parent and its successors and assigns.

19.                               Counterpart Execution.  This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

In witness whereof, the undersigned have executed this Non-Competition and Non-Solicitation Agreement as of the date first above written.

“STOCKHOLDER”	By:	/s/ Dr. Raj Nihalani

	Print Name:	Dr. Raj Nihalani

	Address:	27 Spectrum Pointe Drive, Suite 302
Lake Forest, CA 92630

Telephone:
Fax:

“PARENT”	ENTEROMEDICS INC., a Delaware corporation

	By:	/s/ Scott Youngstrom
Name: Scott Youngstrom
Title: Chief Financial Officer